UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 10, 2021

ARCUS BIOSCIENCES, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-38419	47-3898435
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

3928 Point Eden Way

Hayward, CA 94545

(Address of principal executive offices)

Registrant’s telephone number, including area code: (510) 694-6200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Titles of Each Class	Trading Symbol(s)	Name of Each Exchange on which Registered
Common Stock, Par Value $0.0001 Per Share	RCUS	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company:  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 10, 2021, in connection with his departure from Gilead Sciences, Inc., Michael Quigley, Ph.D., resigned as a member of Arcus Biosciences, Inc.’s Board of Directors, effective upon the appointment of Gilead’s new director designee pursuant to the Investor Rights Agreement dated May 27, 2020 by and between Arcus and Gilead. On August 10, 2021, the Board appointed Linda Higgins, Senior Vice President of Research, External Innovation at Gilead, as a Class III director to fill the vacancy left by Dr. Quigley’s resignation. Dr. Higgins joined Gilead in 2010 and in her first nine years led Biology, leading a significant expansion of the therapeutic area scope and capabilities of the department. The Investor Rights Agreement was entered into in connection with the previously announced Option, License and Collaboration Agreement entered into between Arcus and Gilead on May 27, 2020, and Common Stock Purchase Agreement entered into between Arcus and Gilead on May 27, 2020, as amended and restated on January 31, 2021.

Dr. Higgins will not receive any compensation for her service as a member of Arcus’s Board.  Arcus expects to enter into its standard form of indemnification agreement with Dr. Higgins.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARCUS BIOSCIENCES, INC.

Date: August 11, 2021	By:	/s/ Terry Rosen, Ph. D.
Terry Rosen, Ph.D.
Chief Executive Officer